SECOND AMENDMENT TO LOAN AND SECURITY
                                    AGREEMENT


     THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Second Amendment") is made and effective as of this 20th day of September, 2004 ("Effective Date") by and between Exelixis, Inc., a Delaware corporation ("Exelixis"), and SmithKline Beecham Corporation, a Pennsylvania corporation, doing business as GlaxoSmithKline ("GSK"). Exelixis and GSK are each referred to herein by name or as a "Party" or collectively, as "Parties". All capitalized terms used, but not specifically defined, herein shall have the same meaning provided for such terms in the Loan Agreement.

     WHEREAS, Exelixis and GSK are parties to that certain Loan and Security Agreement dated October 28, 2002 as amended by a First Amendment to Loan and Security Agreement dated December 5, 2002 (the Loan and Security Agreement as amended by such First Amendment, the "Loan Agreement");

     WHEREAS, Exelixis and GSK desire to amend certain covenants contained in the Loan Agreement in furtherance of the Parties' ongoing collaboration; and

     WHEREAS, pursuant to Section 8.1 of the Loan Agreement, the Parties may agree to amend the Loan Agreement by mutual written agreement of the Parties.

     NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged, GSK and Exelixis agree that Article 11 of the Loan Agreement shall be amended in its entirety effective as of September 15, 2004 to read as follows:


                                   ARTICLE 11
                               FINANCIAL COVENANTS

     Exelixis covenants and agrees that for the period from September 15, 2004 through March 31, 2005 Exelixis shall comply either with (a) the covenants set forth in both Sections 11.1 and 11.2 or (b) the covenant set forth in Section
11.3. For the period from April 1, 2005 through the balance of the Term, Exelixis shall comply with the covenants set forth in both Sections 11.1 and 11.2.
     11.1 Working Capital. Exelixis shall not cause or permit Working Capital to be less than Twenty-Five Million Dollars ($25,000,000), the term "Working Capital" meaning, as of the time of any determination thereof, the amount determined in accordance with GAAP, by which the current assets of Exelixis exceed its current liabilities.

     11.2 Tangible Net Worth. Exelixis shall not cause or permit Tangible Net Worth to be less than Ten Million Dollars ($10,000,000), the term "Tangible Net Worth" meaning, as of the time of any determination thereof, total stockholder equity less good will and other intangible assets as reported by Exelixis in its SEC Filings prepared in accordance with GAAP.

     11.3 Minimum Cash and Investments. Exelixis shall not cause or permit Cash and Investments to be less than Fifty Million Dollars ($50,000,000). The term "Cash and Investments" meaning, as of the time of any determination thereof, total cash, cash equivalents and investments as reported by Exelixis in its SEC Filings prepared in accordance with GAAP.

     All other conditions of the Loan Agreement, as amended and all other writings submitted by Exelixis to GSK pursuant thereto, shall remain unchanged and in full force and effect.

     This Second Amendment shall not constitute a waiver or modification of any of GSK's rights and remedies or any of the terms, conditions, warranties, representations, or covenants contained in the Loan Agreement, as amended, except as specifically set forth above, and GSK hereby reserves all of its rights and remedies pursuant to the Loan Agreement and applicable law.

     In WITNESS WHEREOF, the parties have executed this Second Amendment to Loan and Security Agreement as of the date written above.


                              Exelixis, Inc.

                              By:  /s/  Frank Karbe
                                 --------------------
                              Name:     Frank Karbe
                              Title:    Senior Vice President &
                                        Chief Financial Officer

                              SmithKline Beecham Corporation

                              By:  /s/  Donald F. Parman
                                      -------------------------
                              Name:     Donald F. Parman
                              Title:    Vice President & Secretary